AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


                  AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of December 12, 2000, among International Mill Service, Inc., a Pennsylvania corporation ("IMS"), IMS Alabama, Inc. ("Alabama") (each, a "Borrower", and, together with IMS, the "Borrowers"), the financial institutions party hereto from time to time (the "Lenders") and Bank of America, N.A. ("Bank of America"), a national banking association, as agent for the Lenders (the "Agent").

                  WHEREAS, the Borrowers, the Lenders and Bank of America are parties to a Loan and Security Agreement dated as of November 16, 1999 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"; unless otherwise defined herein, terms defined in the Loan Agreement being used herein as therein defined);

                  WHEREAS, the parties hereto have agreed to amend certain provisions of the Loan Agreement;

                  WHEREAS, the parties hereto have agreed to waive certain provisions of the Loan Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions.  Unless otherwise specifically defined
                             -----------
herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

                  Section  2.  Amendment  to  Loan  Agreement.  Subject  to  the
                               ------------------------------
conditions    as   to    effectiveness    set   forth   in    Paragraph   5   of
this Amendment, the Loan Agreement is hereby amended as follows:

                           (a) Section 9.23(a) of the Loan Agreement is hereby amended by deleting the words "would exceed $25,000,000 for any Fiscal Year of Borrowers" appearing therein and substituting the words "would exceed (i) $36,000,000 for the Borrowers' Fiscal Year ending December 31, 2000, and (ii) $25,000,000 for any Fiscal Year of the Borrowers thereafter".

                           (b) Section 9.24 of the Loan Agreement is hereby amended by deleting the words "would exceed $18,000,000" appearing therein and substituting the words "would exceed $16,000,000".

                  Section 3. Waiver  under Loan  Agreement.  The Lenders  hereby
                             -----------------------------
waive any existing Default or Event of Default that arose solely as a result of a breach under clause (a) of Section 9.23 of the Loan Agreement, for the period beginning on October 31, 2000 through the effective date of this Amendment.

                  Section 4.  Representations  and  Warranties of the Borrowers.
                              -------------------------------------------------
The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

                           (a) All representations and warranties made by the Borrowers in Article 8 of the Loan Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date or to the extent that any such representation or warranty is expressly waived herein).

                           (b)  The  Borrowers  have  the  requisite   power  to
         execute, deliver and carry out the terms and provisions of this Amendment.

                           (c) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable in accordance with its terms subject
         (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

                           (d) Other than as specified and waived in Section 3 of this Amendment, no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Loan Agreement.

                  Section 5 Conditions  Precedent.  Notwithstanding  any term or
                            ---------------------
provision of this Amendment to the contrary, Sections 2 and 3 hereof shall not become effective until:

                           (a) The Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Lenders and the Borrowers.

                  Section 6 Continued  Effectiveness.  Nothing  herein  shall be
                            ------------------------
deemed to be a waiver of any covenant (except as contained in Section 3 herein), or agreement contained in, or any Default or Event of Default under the Loan Agreement and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Loan Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Amendment.

                  Section 7 Counterparts.  This Amendment may be executed in two
                            ------------
or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 8 GOVERNING LAW. THIS AMENDMENT  SHALL BE CONSTRUED IN
                            -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).



                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER AND GUARANTOR:                       INTERNATIONAL MILL SERVICES, INC.


                                              By: /s/ WILLIAM B. DAVIS
                                                  --------------------
                                              Name: William B. Davis
                                              Title: Vice President & Treasurer

BORROWER AND GUARANTOR:                       IMS ALABAMA, INC.


                                              By: /s/ WILLIAM B. DAVIS
                                                  --------------------
                                              Name: William B. Davis
                                              Title: Vice President & Treasurer


LENDERS:                                      BANK OF AMERICA, N.A., AS A LENDER


                                              By: /s/ WALTER T. SHELLMAN
                                                  ----------------------
                                              Name: Walter T. Shellman
                                              Title: Vice President

                                              SOVEREIGN BANK, AS A LENDER


                                              By:  /s/MICHELE WALCOFF
                                                   ------------------
                                              Name: Michele Walcoff
                                              Title: Vice President

                                              FOOTHILL CAPITAL CORPORATION,
                                              AS A LENDER


                                              By:  /s/ EILEEN QUINN
                                                   ----------------
                                              Name: Eileen Quinn
                                              Title: Assistant Vice President

AGENT:                                        BANK OF AMERICA, N.A., AS AGENT


                                              By: /s/ WALTER T. SHELLMAN
                                                  ----------------------
                                              Name: Walter T. Shellman
                                              Title: Vice President